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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF LATHAM & WATKINS]


                                January 22, 2001


NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California 92612

         Re: $50,000,000 Aggregate Offering Price of Securities of NeoTherapeutics, Inc.

Ladies and Gentlemen:

         At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") filed by NeoTherapeutics, Inc. (the "Company") on January 2, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $50,000,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of (i) debt securities (the "Debt Securities"), (ii) shares of preferred stock, par value $.001 per share (the "Preferred Stock"), (iii) shares of preferred stock represented by depositary shares (the "Depositary Shares"),
(iv) shares of common stock, par value $.001 per share (the "Common Stock") or
(v) warrants to purchase Debt Securities, Depositary Shares, Preferred Stock or Common Stock (collectively, the "Warrants"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively referred to as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or Preferred Stock and Preferred Stock may be convertible into shares of Common Stock.

         The Debt Securities will be issued pursuant to one or more indentures, a form of which is attached as an exhibit to the Registration Statement, by and among the Company and a trustee identified therein (the "Trustee"), as the same may be amended or supplemented from time to time (each, an "Indenture"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and among the Company and a financial institution identified therein as the depositary (each, a "Depositary"). The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional share of preferred stock represented by Depositary Shares. The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), by and among the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

         As such counsel, we have examined such matters of fact and questions of law considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the General Corporation Law of the State of Delaware (the "Delaware GCL") and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any local agencies within any state.
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January 22, 2001
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         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         (1) When (a) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (b) the Debt Securities have been duly established in accordance with the applicable Indenture and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the Delaware GCL and upon due execution and delivery of the Debt Securities by the Company and due authentication by the Trustee, against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (c) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s),
             (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company,
             (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         (2) The Company has the authority pursuant to its Certificate of Incorporation (the "Certificate"), to issue 5,000,000 shares of Preferred Stock. When (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the Delaware GCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Certificate at the time of issuance, (iii) such shares as executed and


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January 22, 2001
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             delivered do not violate any law applicable to the Company or result in default under or breach of any agreement or instrument binding upon the Company, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (v) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of such series of Preferred Stock (including, without limitation, any shares of such series of Preferred Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into shares of such series of Preferred Stock, upon the exercise of any Warrants exercisable for shares of such series of Preferred Stock or upon the exchange or conversion of Debt Securities that are exchangeable or convertible into shares of such series of Preferred Stock) will be validly issued, fully paid and nonassessable.

         (3) When (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary, and (b) the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with a Deposit Agreement and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the Delaware GCL and when the Depositary Receipts in the form contemplated and authorized by the Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (c) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that
             (i) the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) such shares as executed and delivered do not violate any law applicable to the Company or result in default under or breach of any agreement or instrument binding upon the Company, (iii) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) the Depositary Shares and the underlying preferred stock are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.



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January 22, 2001
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         (4) The Company has the authority pursuant to its Certificate, to issue up to 25,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the Delaware GCL and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that
             (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Certificate at the time of issuance, (iii) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (v) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of Common Stock (including, without limitation, any Common Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, upon the exercise of any Warrants exercisable for Common Stock or upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

         (5) When (a) the Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, and (b) the Warrants have been duly executed and delivered in accordance with applicable law and the Warrant Agreement, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the Delaware GCL and the Warrant Agreement, and upon issuance and delivery of and payment for the Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (c) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

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January 22, 2001
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         (6) When (a) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (b) the Debt Securities have been duly executed and delivered by all parties thereto, and (c) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the applicable Indenture as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the applicable Indenture as executed and delivered does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the applicable Indenture as executed and delivered complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the applicable Indenture will constitute the valid and legally binding obligation of the Company, enforceable against the Company under the laws of the State of New York in accordance with the terms of the applicable Indenture.

         The opinions set forth in clauses 1, 3, 5 and 6 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.



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January 22, 2001
Page 6


         We assume for purposes of this opinion that the Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Securities.

         To the extent that the obligations of the Company under each Indenture may be dependent upon such matters, we assume for purposes of this opinion that each Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Trustee is duly qualified to engage in the activities contemplated by each Indenture; that each Indenture has been duly authorized, executed and delivered by the applicable Trustee and constitutes the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that each Trustee is in compliance, generally and with respect to acting as a trustee under the applicable Indenture, with all applicable laws and regulations; and that each Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

         To the extent that the obligations of the Company under each Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

         To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.


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January 22, 2001
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         We consent to your filing this opinion as an exhibit to the
Registration Statement, to the incorporation by reference of this opinion into any registration statement of the Company filed pursuant to Rule 462(b) of the Securities Act in relation to the Registration Statement, and to the reference to our firm under the caption "Validity of Securities" in the prospectus included therein.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                                   Very truly yours,

                                                   /s/ Latham & Watkins